UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 25, 2007
Date of Report (Date of earliest event reported)
ISOTIS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	(Commission File Number)	20-5825634 (IRS Employer Identification Number)
2 Goodyear, Suite B
Irvine, California 92618
(Address of principal executive offices) (Zip Code)
(949) 595-8710
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 3.1
EXHIBIT 3.2

Item 8.01 Other Events
     On December 14, 2006, IsoTis, Inc. (the then wholly-owned subsidiary of IsoTis SA (Commission File No. 000-50449)) commenced an exchange offer (the “Exchange Offer”) pursuant to which it offered to exchange one share of its common stock for every ten common shares of IsoTis SA. The first acceptance period of the Exchange Offer ended on January 19, 2007. During the initial acceptance period, an aggregate of 53,178,669 common shares of IsoTis SA were tendered, representing approximately 75% of the total IsoTis SA shares outstanding. Additionally, the common stock of IsoTis Inc. to be issued in the Exchange Offer has been approved for listing on the NASDAQ Global Market subject to notification of issuance, which will occur simultaneously with the issuance of the IsoTis Inc. shares in the Exchange Offer. As a result, on January 25, 2006, the board of directors of IsoTis Inc. declared the Exchange Offer unconditional and that settlement for the tendered shares would occur no later than January 26, 2007. On the settlement date, IsoTis Inc. will issue its common stock in exchange for tendered shares of IsoTis S.A. Pursuant to the terms of the Exchange Offer, IsoTis Inc. has also granted shareholders of IsoTis SA an additional period to tender any shares that have not yet been tendered. This additional acceptance period begins on January 25, 2007 and continues to February 7, 2007 at 16:00 CET. Shareholders can tender their remaining IsoTis SA shares in the same manner and subject to the same conditions as described in the Exchange Offer.
     The shares of IsoTis SA being tendered in the Exchange Offer were originally registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a Form 8-A filed with the Commission on October 30, 2003. Pursuant to Rule 12g-3 of the Exchange Act, upon the filing of this Form 8-K by IsoTis Inc. and the issuance of the common stock of IsoTis Inc. in the Exchange Offer, the common stock of IsoTis Inc. will be deemed, by operation of law, to be registered under the Exchange Act, and IsoTis Inc. will become a successor in interest to IsoTis SA for purposes of its registration under the Exchange Act. IsoTis Inc. is filing this Form 8-K to, among other things, effect its succession to IsoTis SA and to continue the commission file number. Additionally, following the acceptance of this Form 8-K, IsoTis Inc. will file a Form 8-A indicating that its securities will be listed on the NASDAQ Global Market.
     IsoTis Inc. is also filing this Form 8-K to provide the following description of its capital stock:
DESCRIPTION OF CAPITAL STOCK
     For purposes of the following description, the terms “we,” “us,” “our” and “IsoTis” refer to IsoTis Inc., the successor in interest to IsoTis S.A., and this description is intended to replace, in its entirety, the former description of capital stock contained in the Form 8-A of IsoTis S.A. filed on October 30, 2003.
     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws, attached as Exhibits 3.1 and 3.2, respectively, to this Form 8-K, and to the applicable provisions of the Delaware General Corporation Law.
Common Stock
     Holders of our common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock are not entitled to cumulate their votes in the election of directors. All shares of our common stock rank equally as to voting and all other matters. The holders of our common stock are entitled to receive pro rata such lawful dividends when, if and as may be declared from time to time by our board of directors out of funds legally available for payment. However, such dividends would be subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock. In the event of a liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of our common stock will be entitled to receive pro rata all of our assets remaining for distribution to our stockholders after payment of or provision for our debts and other liabilities and subject to the rights of the holders of any outstanding shares of our preferred stock. The shares of our common stock have no preemptive rights, and are not subject to any redemption or sinking fund provisions under our certificate of incorporation. The rights, powers and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights, powers, preferences and privileges of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Preferred Stock
     Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights and preferences, conversion rights, voting rights, terms of redemption and liquidation rights and preferences, any or all of which may be greater than the rights of the common stock. Accordingly, our board of directors, without stockholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of our common stock. At present, we have no plans to issue any shares of preferred stock.
Anti-takeover Effects of Certain Provisions of Delaware Law and Charter Provisions
Section 203 of the General Corporation Law of the State of Delaware
     In general, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:
•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
     In general, Section 203 defines “business combination” to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	in general, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to certain exceptions;

•	any transaction involving the corporation which has the effect of increasing the proportionate share of any class or series of its capital stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaw Provisions
     Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:
•	Board of Directors Vacancies. Our certificate of incorporation and bylaws authorize only a majority of our incumbent board of directors (which generally includes our current board of directors and any director elected, nominated or appointed by a majority of the then incumbent board) to fill vacant directorships. In addition, our bylaws provide that the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. Our certificate of incorporation provides that directors may not be removed without cause and require action by the holders of at least 66-2/3% of the voting power of our capital stock entitled to vote at an election of directors to remove a director with cause.

•	No Cumulative Voting; Special Meeting of Stockholders. Our certificate of incorporation provides that our stockholders will not be permitted to cumulate their votes for the election of directors. Our certificate of incorporation further provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors or our president.

•	No Stockholder Action by Written Consent. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting or a special meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting or a special meeting of stockholders.

•	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•	Bylaw Amendments. Stockholders will be permitted to amend our bylaws only upon receiving at least 66- 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class. Our certificate of incorporation authorizes our board of directors to modify, alter or repeal our bylaws.

•	Charter Amendments. Certain provisions of our certificate of incorporation may not be amended or repealed without the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock, voting together as a single class, including provisions requiring the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all outstanding shares of our capital stock then entitled to vote generally in the election of our directors, voting together as a single class, in order for stockholders to amend our by-laws; requiring the holders of at least 66-2/3% of the voting power of our capital stock entitled to vote at an election of directors to remove directors for cause; requiring a majority of the members of our incumbent board to fill vacancies on our board of directors; and providing that special meetings of stockholders may only be called by a majority of our board of directors, our chairman and our president.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired

None.

(b)	Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of IsoTis, Inc.
3.2	Bylaws of IsoTis, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOTIS, INC.
Date: January 25, 2007	By:	/s/ Robert J. Morocco
Robert J. Morocco
Chief Financial Officer, Senior Vice President, Secretary & Treasurer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Incorporation of IsoTis, Inc.
3.2	Bylaws of IsoTis, Inc.